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                                   EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT

Parent
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West Town Bancorp, Inc.


                                                                     State of
Subsidiary                                   Percentage Owned      Incorporation
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West Town Savings Bank                            100%               Illinois

West Town Insurance Agency, Inc. (1)              100%               Illinois

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(1)  First tier subsidiary of West Town Savings Bank.